UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): July 29, 1998



                                TOROTEL, INC.

          (Exact name of registrant as specified in its charter)

                                  MISSOURI

                (State or other jurisdiction of incorporation)

            		2-33256									                     44-0610086

     (Commission File Number) 	   			   (IRS Employer Identification No.)


            13402 SOUTH 71 HIGHWAY, GRANDVIEW, MISSOURI  64030

             (Address of principal executive offices)	(Zip Code)


     							(816) 761-6314
Registrant's telephone number, including area code


                           N/A
(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS.

    Torotel, Inc. announced today that it had entered into a letter of intent for a possible merger with Caloyeras, Inc. d/b/a Electronika, Inc. (which will also include the business and assets of its affiliate, Magnetika/East). This manufacturer of magnetic components had sales of $1.8 million, and normalized and adjusted pretax profits of $575,000 for its last fiscal year. These unaudited results provided by Caloyeras, Inc.

    In connection with this merger, Torotel would exchange (i) 1,800,000 shares of its common stock and (ii) $2,500,000 of a new class of preferred stock (5% cumulative, non-participating), for 100% of the outstanding securities of Caloyeras, Inc. In addition, the founder's family shareholders of Torotel would form a voting trust or similar arrangement, pursuant to which Peter Caloyeras would be allowed to vote 525,165 shares of common stock of Torotel owned by such shareholders. As a result of these transactions, Caloyeras would acquire more than fifty percent (50%) of the voting control of Torotel, which presently has 2,811,590 outstanding shares. This transaction is subject to, among other things, due dilligence, the negotiation and execution of definitive agreements, and the approval of Torotel's shareholders.

  		The statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and are
subject to the safe harbor created by that Act.  There can be no assurance that the parties will consummate the transaction contemplated by the letter of intent.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

	(c)	EXHIBITS.

	Exhibit			Description

	   1.				Press Release dated July 28, 1998
	   2.				Letter Agreemeoting control of Torotel, wh


                             SIGNATURE


  		Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           														TOROTEL, INC.


                                   						By:	/s/ H. James Serrone
											                          				H. James Serrone
	                                       	Vice President of Finance and
                                         Chief Financial Officer


Date:  July 29, 1998





EXHIBIT INDEX


EXHIBIT                       Description                            Page
1.                	Press release dated July 28, 1998                  1
2.                	Letter Agreement dated July 24, 1998               2


Exhibit 1

NEWS BULLETIN

TOROTEL, INCORPORATED


FOR IMMEDIATE RELEASE
TUESDAY, JULY 28, 1998


                              TOROTEL REPORTS
                       LOWER SALES, AND LOSS FOR 1998;
                        SIGNS LETTER OF INTENT FOR
                    POSSIBLE MERGER WITH CALOYERAS, INC.;
              DROPS BELOW AMEX GUIDELINES FOR CONTINUED LISTING


KANSAS CITY, MO, JULY 28 -- Torotel, Inc. (AMEX:TTL), a manufacturer of power supplies and magnetic components for power conversion, today announced that, as expected, lower sales and special charges resulted in a loss for its fourth quarter and fiscal year ended April 30, 1998. The company also said it signed a letter of intent for a possible merger with Caloyeras, Inc., using Torotel common and a new class of preferred shares to purchase 100 percent of Caloyeras' outstanding securities.

LOWER RESULTS FOR YEAR AND QUARTER

For fiscal 1998, net sales were $11.7 million compared with $14.7 million for the prior year, down 20 percent. Sales at the Torotel Products subsidiary were flat, at $6.1 million for both years. Increased sales of the potted coil assembly for the Hellfire II missile nearly offset the affect of lower shippable bookings seen in the last six months, and production inefficiencies and technical design problems that delayed the shipment of other orders. The OPT Industries subsidiary saw a 34 percent sales decrease. This primarily was due to lower sales of power supplies to a major customer, which was disclosed in the third quarter.

Consolidated gross profit as a percentage of net sales decreased 6 percent due to labor inefficiencies at Torotel Products and lower sales volume without a comparable decrease in fixed production costs at OPT.

While the company's selling, general and administrative expenses decreased 24 percent primarily due to the special charges described below, the decrease was not enough to offset the lower sales and special charges. The result was a consolidated net loss of $1.5 million, equal to 54 cents per diluted share, for the latest year, compared with a loss of $1.2 million, equal to 42 cents per diluted share, for fiscal 1997.



MORE...
TOROTEL, INC.
ADD ONE

Both years included unusual items. The current year contained $505,000 in special charges: $68,000 in special legal fees resulting from Torotel Products' ongoing Department of Defense (DOD) investigation first reported in November 1996; a $70,000 charge for an additional estimated penalty arising from the DOD investigation; $91,000 for legal fees and claim notice publications associated with the class-action discrimination lawsuit; and $276,000 to settle the suit. The company does not anticipate any additional major charges related to the DOD investigation. (The aggregate amount of the estimated penalty is $486,000, which has been accruedm and still is subject to fluctuation as further evidence is investigated. The company does not expect to pay any of the accrued penalty during the next 12 months) Unusual charges of $1.5 million in fiscal 1997 included: $277,000 for restructuring Torotel Products; $203,000 in legal fees and the $416,000 estimated penalty both related to the DOD investigation; a $506,000 non-cash charge for the cumulative effect of a change in accounting method for revenue recognition; and assorted costs of $107,000 involved in a proposed majority ownership by Brockson Technologies (which was terminated).

For the three months ended April 30, 1998, net sales were $2.6 million, down 21% from $3.3 million for last year's fourth quarter. Gross profit as a percentage of net sales was down 13 percent primarily due to OPT's lower sales volume. Selling, general and administrative expenses were 26 percent lower due to the special charges in fiscal 1997. The net loss for the latest quarter was $1.0 million, equal to 36 cents per diluted share, compared with a loss of $616,000, equal to 22 cents per diluted share, at this time last year. The most recent quarter was affected by $333,000 in special charges, while the 1997 quarter saw $610,000.

As of April 30, 1998, the company was in violation of two financial covenants under the terms of the credit agreement with Phillipsburg National Bank & Trust Company. The bank has waived compliance with these provision through August 31, 1998, which is the expiration date of the revolving credit line. While the bank has expressed a willingness to continue as the company's primary lender, the renewal of the credit line will be subject to, among other things, satisfactory review of the company's operating plans, cash needs, available collateral, and pro forma information on the Caloyeras transaction. If the bank decides not to renew the credit line, it could affect Torotel's ability to continue as a going concern; this statement will also be reflected on the independent auditor's report to be filed with form 10-KSB. While the company may be able to find an alternate source for financing, it would likely be short-term in nature, carry substantially higher costs and lending rates, and be much more restrictive for liquidity purposes.

OUTLOOK IMPROVES FOR SECOND HALF OF FISCAL 1999

Chief Operating Officer Christian (Chris) T. Hughes said, "As expected, the effects of lower sales, fixed expenses and special charges more than offset the benefits from our cost controls, and we posted a loss for the year.

"We believe the operational problems faced by Torotel Products' conversion to the computerized Information/MRP System, which caused delays in shipping, are behind us,"


MORE
TOROTEL, INC.
ADD TWO

Hughes continued. "This system already has helped us get a better handle on manpower and work scheduling, which will increase our efficiency goin forward. In addition, this operation should not see the level of unusual items and charges in fiscal 1999 that it experienced in 1997 and 1998, which means it should post a profit for the coming year.

"The outlook for OPT is not quite as clear. Sales to its largest customer have been put on hold indefinitely. This means its performance in the first quarter will be similar to the fourth. While OPT's new line of power supplies have generated bookings, we will not begin to see revenues from this until the second half and, for the near term, this business cannot offset the loss of our major customer. In the meantime, we are working hard to keep costs under control and book new business," said Hughes.

LETTER OF INTENT SIGNED FOR POSSIBLE MERGER

The company also announced today it entered into a letter of intent for a possible merger with Caloyeras, Inc., d/b/a Electronika, Inc. (which also will include the business and assets of its affiliate, Magnetika/East). This manufacturer of magnetic components had net sales of $1.8 million, and normalized and adjusted pretax profits of $575,000 for its last fiscal year. These unaudited results provided by Caloyeras, Inc.

In connection with this merger, Torotel would exchange 1.8 million shares of its common stock, and $2.5 million of a new class of preferred stock (5 percent cumulative, non-participating), for 100 percent of the outstanding securities of Caloyeras, Inc. In addition, the founder's family shareholders of Torotel would form a voting trust or similar arrangement, pursuant to which Peter B. Caloyeras would be allowed to vote 525,165 shares of common stock of Torotel owned by such shareholders. As a result of transactions, the Caloyeras family would acquire more than 50 percent of the voting control of Torotel, which presently has 2,811,590 outstanding shares. This transaction is subject to, among other things, due dilligence, the negotiation and execution of definitive agreements, and the approval of Torotel's shareholders. There can be no assurance that the parties will consumate the transaction contemplated be the letter of intent.

ADDITIONAL DISCLOSURES

Torotel announced it would be filing a Form 12b-25, Notification of Late Filing, as its annual report on Form 10-KSB would not be filed until August 12, 1998 (if not sooner). This occurred because information required from third parties was not received in a timely manner for management to prepare certain disclosures plus allow time for the company's independent auditors to review them. In addition, company personnel have spent time researching and preparing materials for use in negotiating the proposed transaction with Caloyeras, Inc.

The company also stated that based on its operating results and balance sheet for the fiscal year ended April 30, 1998, it is below the American Stock Exchange's guidelines for continued listing. There is no assurance that Torotel's common stock will continue to be listed.


MORE
TOROTEL, INC.
ADD THREE

Torotel, Inc. specializes in the design and manufacture of high-power, high reliability, high density switching power supplies, rack mounted power systems, and a broad range of precision magnetic components used in commercial, industrial and military electronics. Torotel's products are sold to original equipment manufacturers for use in computers, telecommunications systems, digital control devices, and avionics equipment. The company has a base of more than 700 customers, most in the U.S.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by that Act. These statements are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to be different from what is stated here. These risk factors include: decreased demand for products, delays in developing new products, expected orders that do not occur, loss of key customers, and the U.S. Department of Defense calling for payment of current thermal testing penalties and assessing additional fees. Other risk factors are detailed from time to time in Torotel's Securities and Exchange Commission Filings.

                         FINANCIAL TABLES FOLLOW

TOROTEL, INC.
ADD FOUR

TOROTEL, INC.
CONDENSED STATEMENT OF OPERATIONS
(In Thousands, Except per Share)

Condensed Statement of Operation

                                     													  (Audited)					(Unaudited)
								 				 Fiscal Year Ended			Three Months Ended
									                                     				   April 30,	     				    April 30,
												                                      1998  		   1997    	 	 1998  	   1997
Net Sales				                             					 	$11,738	   $14,670     $ 2,619   $ 3,329

Gross profit                           										$ 2,437    $ 3,892    	$   324	  $   846

Selling, General and Administrative Expenses    	$  2,345  	$  3,084	  	$   572   $   770

Earnings (Loss) from Operations	              			$    (671)	$     36		 	$  (430) 	$ (126)

Earnings (Loss) Before Income Taxes
   	and Cumulative Effect of Change
   	in Method of Accounting	                 				$ (1,295) 	$   (659)		$   (779) 	$ (616)

Cumulative Effect of Accounting Change         		$      -  	$    (506)	$      -   $     -

Net Earnings (Loss)		                      						$ (1,523) 	$ (1,165)		$ (1,007)	 $ (616)

Basic Earnings (Loss) per Share:
    	Earnings (Loss) Before Cumulative Effect   	$   (.54) 	$   (.24) 	$   (.36) 	$ (.22)
    	Cumulative Effect			                    				$       - 	$   (.18)		$      -   $    -
                                     												$    (.54)	$   (.42)		$   (.36) 	$ (.22)

Diluted Earnings (Loss) per Share:
    	Earnings (Loss) Before Cumulative Effect   	$    (.54	 $   (.24) 	$   (.36	  $ (.22)
    	Cumulative Effect	                    						$       - 	$   (.18)		$      -  	$    -
                                     												$    (.54)	$   (.42)		$   (.36) 	$ (.22)


                               Condensed Balance Sheet
                                      (Audited)

                     													    April 30,
                   												  1998  	        1997
Working Capital				    			   	$  1,943      	$  2,259
Current Ratio			     						     1.65:1	        1.77:1
Total Assets							         		$  6,521      	$  7,279
Short-term Debt							       	$  1,845      	$  1,516
Long-term Debt								       	$  2,019      	$  1,367
Total Liabilities								    	$  5,487      	$  4,724
Debt-to-Equity									         5.31:1	        1.85:1
Stockholders' Equity						   	$  1,034      	$  2,555

-30-

Exhibit 2


LETTER AGREEMENT


Letter Agreement dated as of July 24, 1998, by and between Torotel, Inc., a Missouri corporation, and Caloyeras, Inc. a California corporation.

1.	General.  The Proposed Terms Sheet attached to this letter and incorporated herein by reference sets forth the proposal discussed between us for a merger of a newly created subsidiary of Torotel, Inc. with Caloyeras, Inc. (Caloyeras, Inc., d/b/a Electronika, Inc., will also include the business and assets operating under the name of Magnetika/East). This letter, and the Proposed Terms Sheet (collectively, the "Proposal"), represents the parties' intention to negotiate in good faith a definitive Merger Agreement and all of the documents ancillary thereto (the Definitive Agreements), which will reflect in substance the Proposed Terms Sheet. The parties acjknowledge that tax and accounting issues may require modification of the structure contemplated by the Proposed Terms Sheet.

2.	Due Diligence Access.  The parties agree to allow each other and their respective representatives access to the books and records (including without limitation information related to financial, accounting, commercial, legal, environmental, regulatory and employee benefits matters) of each other for purposes of conducting a due diligence review and confirming their understandings as to the status of each other's business, assets and related liabilities. In connection therewith, the parties and their respective representatives will be promptly introduced to, and thereafter permitted to contact and communicate with, upon prior notice to and consent of each other (which consent shall not be unreasonably withheld, delayed or conditioned), the other's officers, employees and agents.

3.	Definitive Agreements.  The parties will proceed diligently and in good faith to negotiate, execute and deliver the Definitive Agreements, subject in all respects to (i) the approval of the parties hereto, (ii) verification of legal and factual issues deemed relevant by the parties, (iii) receipt of requisite regulatory and other third party approvals and consents and (iv) the satisfaction of the conditions precedent described in the Proposed Terms Sheet. The Definitive Agreements will contain such representations and warranties, agreements and covenants, conditions and indemnification provisions as are customarily found in agreements for a transaction of the size, type and complexity contemplated by this Proposal.

4.	Expenses.  Each party will bear its own respective costs and expenses in connection with the proposed transaction, including without limitation the negotiation and preparation of this Proposal, the negotiation and drafting of the Definitive Agreements, financial advisory fees, finders fees and the obtaining of all regulatory and other approvals or consents.


5.	No Binding Obligation.  This proposal is an expression of the intent of the parties only and is subject to due diligence review and to the other terms and conditions set forth herein. Except as expressly set forth in Paragraph 2 and 4, this Proposal does not constitute or create, and shall not be deemed to constitute or create, legally binding or enforceable obligations on the part of any party hereto. No such obligation shall be created, except by the execution and delivery of the Definitive Agreements containing such terms and conditions of the proposed transaction as shall be agreed upon by the parties, and then only in accordance with the terms and conditions of the Definitive Agreements.

                                         Torotel, Inc.


                                         By:   /s/ Dale H. Sizemore, Jr.
                                         Name:   Dale H. Sizemore, Jr.
                                         Title:   Chairman of the Board



                                         Caloyeras, Inc.


                                         By:   /s/ W. Edgar Jessup, Jr.
                                         Name:  W. Edgar Jessup, Jr.
                                         Title:   Assistant Secretary





                                TOROTEL, INC.
                            Proposed Terms Sheet
                              (July 24, 1998)


BUYER:	Torotel, Inc. ("TTL")

SELLER(S):	Caloyeras, Inc., (dba Electronika, Inc.) which will include the business and assets operating under the name of Magnetika/East ("Target").

PROPOSED
TRANSACTION:	A newly created subsidiary of TTL will merge with the Target in a Forward Triangular Merger (as a tax free reorganization under Section 368 (a) (2) (D) with the Target being the surviving entity.The Target will own all business assets of Caloyeras, Inc. (dba Electonika, Inc.) including the business and assets operating under the name of Magnetika/East free and clear of all liens and encumbrances, except for accruals and payables incurred in the normal course of business. TTL will exchange (1) 1,800,000 shares of TTL's common stock and (2) $2,500,000 of TTL's new Class A Preferred Stock (5%, Cumulative, non-participating Preferred, callable at 110%, escrowed - see below) for 100% of the outstanding stock of Target.

PRICE:	      The value of the Common Stock (1,800,000 x $.75 = $1,350,000)
             plus the $2,500,000 in Preferred Stock [escrowed - see below] equals a total purchase price for Target of Three Million, Eight Hundred Fifty Thousand Dollars ($3,850,000).

EARNINGS
PROTECTION:	In order to protect the shareholders of TTL, the operations of
            Target will be accounted separately for the balance of the fiscal year of closing plus three full fiscal years after the year in which the closing occurs ("Escrow Period"). At closing, the $2,500,000 of Preferred Stock will be placed in escrow subject to the performance of Target during the Escrow Period. At the end of each fiscal year in the Escrow Period, the Preferred Stock will be released from escrow as follows:

   The amount of EBIT-DA generated by Target, after the merger, during each fiscal year, will be calculated and verified by the independent auditors.

   B) 	For each One Dollar ($1) of EBIT-DA calculated in (A) One Dollar ($1)
       of Preferred Stock will be released from escrow within 30 days following the independent auditors verification of the calculation.

   3) After final year end of the Escrow Period, any Preferred Stock remaining in escrow, will be returned to TTL and canceled.

REPS &
WARRANTIES:	In the definitive agreements, both parties will make normal and customary Representations and Warranties for a transaction of this type. In addition, Target will warrant that they will own at least Four Hundred
Thousand Dollars ($400,000) of Cash, Accounts Receivable, Inventory, Work In Process and Deposits, in excess of liabilities, at the time of closing.
Within twelve months after closing, any amount of assets at closing that are determined to have been worthless or any liability of Target that was not disclosed, will reduce EBITDA for purposes of the calculation of the amount of Preferred Stock to be released from escrow.


VOTING
TRUST:	At closing, a voting trust (or similar arrangement) will be formed to allow Peter Caloyeras to vote 525,165 shares of common stock owned by the Sizemore Family. This trust will provide that Mr Caloyeras has the power to vote these shares for the Escrow Period. At the end of the escrow period, the trust will be liquidated and the voting rights will revert to the Sizemore Family. Both the Sizemore Family and Mr. Caloyeras will mutually agree on the trustee of the trust and on a list of specific matters on which Mr. Caloyeras may not vote the trusts shares.

REQUIRED
STEPS:	The transaction is subject to the following steps:

A) Further Due Diligence by both parties.
B) Mutually acceptable definitive agreements.
C) A fairness opinion from an independent Investment Banker.
D) Approval by both parties Board of Directors.
E) Approval by the Securities and Exchange Commission.
F) A shareholder vote approving the transaction

EXPECTED
CLOSING DATE:	October 1, 1998 or as soon as possible.

SCOPE OF
TERMS SHEET:	The scope of this Proposed Terms Sheet is limited to being a basis on which to discuss and negotiate a potential transaction between the parties. It is not intended, nor is it to be considered, an offer to buy or sell stock of any party.

CONFIDENTIALITY:	This document and all discussions surrounding it are
Strictly Confidential and subject to the written confidentiality agreement between the parties.








- 15 -

0488749.01